EXHIBIT 11 - CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE


                                  MICROAGE, INC
                 NET INCOME (LOSS) PER COMMON SHARE CALCULATION
                                 (in thousands)

                                                                                 Quarter ended
                                                                          ----------------------------
                                                                          February 1,      February 2,
                                                                              1998             1997
                                                                          -----------      -----------
Basic
     Weighted average common shares                                            19,456           17,174
                                                                          -----------      -----------

Diluted
     Weighted average shares from primary
          calculation                                                          19,456           17,174

     Dilutive effect of stock options and warrants                               --                986


                                                                          -----------      -----------
          Weighted average common and common
            equivalent shares outstanding - diluted                            19,456           18,160
                                                                          -----------      -----------

Net income  (loss)                                                        $    (5,414)     $     5,037

Net income (loss) per common and common equivalent share:
     Basic                                                                $     (0.28)     $      0.29
                                                                          ===========      ===========
     Diluted                                                              $     (0.28)     $      0.28
                                                                          ===========      ===========